                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement             [_] Confidential, For Use of the
                                                Commission Only (as permitted by
[ ] Definitive Proxy Statement                  Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                     EASTERN ENVIRONMENTAL SERVICES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
     $
     ---------------------------------------------------------------------------

(5)  Total fee paid:
     $
     ---------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

     ---------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


(1)  Amount previously paid:

     ---------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

(3)  Filing Party:

     ---------------------------------------------------------------------------

(4)  Date Filed:

     ---------------------------------------------------------------------------

                 [LOGO]  EASTERN ENVIRONMENTAL SERVICES, INC.
                              1000 CRAWFORD PLACE
                         MT. LAUREL, NEW JERSEY 08054


                                                                      , 1997
                                               -----------------------

To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of Eastern Environmental Services, Inc. to be held on Wednesday, January 14, 1998, at 9:30 a.m. local time at 1000 Crawford Place, Mt. Laurel, New Jersey.

        The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The 1997 Annual Report of Eastern Environmental Services, Inc., which is contained in this package, sets forth financial and other important information concerning the Company.

        I hope you are able to attend this year's Annual Meeting.


                                                VERY TRULY YOURS,

                                                LOUIS D. PAOLINO
                                                Chairman of the Board,
Mt. Laurel, New Jersey                          Chief Executive Officer,
                , 1997                            and President
----------------


                 [LOGO]   EASTERN ENVIRONMENTAL SERVICES, INC.
                              1000 CRAWFORD PLACE
                         MT. LAUREL, NEW JERSEY  08054

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 14, 1998

To the Stockholders of Eastern Environmental Services, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Eastern Environmental Services, Inc. (the "Company") will be held on Wednesday, January 14, 1998 at 9:30 a.m. local time, at 1000 Crawford Place, Mt. Laurel, New Jersey, for the following purposes:

     I. To elect three directors of the Company, each to serve until the next annual meeting of stockholders;

     II. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 50,000,000 shares to 150,000,000 shares;

     III. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation, as amended, to eliminate Class A Common Stock;

     IV. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation, as amended, to authorize the Board of Directors to issue up to 50,000,000 shares of Preferred Stock in one or more series with such preferences, limitations, and relative rights as the Board of Directors may determine;

     V. To consider and vote upon a proposal to approve and adopt the Company's 1997 Stock Option Plan;

     VI. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1998; and

     VII. To transact such other business as may properly come before the Meeting.

     Only stockholders of record at the close of business on December 10, 1997, will be entitled to vote at the Meeting or any adjournment thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting for ten days prior to the Meeting during ordinary business hours at the Company's headquarters located at 1000 Crawford Place, Mt. Laurel, New Jersey 08054.

     It is important that your shares be represented and voted at the Annual Meeting, regardless of whether or not you plan to attend in person. We therefore urge you to complete, date, sign, and return the enclosed proxy promptly in the envelope provided, to which no postage need be affixed, if mailed in the United States. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        ROBERT M. KRAMER
Mt. Laurel, New Jersey                  Secretary
_____________ ___,1997

                     EASTERN ENVIRONMENTAL SERVICES, INC.

                              1000 CRAWFORD PLACE
                         MT. LAUREL, NEW JERSEY  08054

                       ---------------------------------

                                PROXY STATEMENT

                       ---------------------------------

                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 14, 1998

                              GENERAL INFORMATION

     This Proxy Statement and the enclosed proxy, which are being sent to stockholders on or about December 12, 1997, are furnished in connection with the solicitation of proxies by the Board of Directors of Eastern Environmental Services, Inc. (the "Company") for use at the forthcoming 1997 Annual Meeting of Stockholders to be held on Wednesday, January 14, 1998, at 9:30 a.m. local time at 1000 Crawford Place, Mt. Laurel, New Jersey (the "Meeting") and at any adjournment or postponement thereof.

     Only stockholders of record as of the close of business on December 10, 1997 (the "Record Date") will be entitled to notice of and to vote at the Meeting or at any adjournment or postponement thereof. As of the Record Date, there were outstanding _____________ shares of Common Stock, $.01 par value per share (the "Common Stock") and no shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock").

Voting and Revocability of Proxies

     Each share of Common Stock has one vote on each matter that may properly come before the Meeting. The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. The affirmative vote of holders of at least a plurality of shares cast, in person or by proxy, at the Meeting and entitled to vote is required for the election of directors (Proposal I). Cumulative voting in the election of directors is not permitted. Approval of the amendments to the Company's Certificate of Incorporation to increase the Company's authorized Common Stock from 50,000,000 to 150,000,000 shares (Proposal II), to eliminate Class A Common Stock (Proposal III), and to authorize the issuance of 50,000,000 shares of undesignated preferred stock (Proposal IV) requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock. The affirmative vote of the holders of a majority of the shares of the Common Stock present, in person or by proxy, at the Meeting and entitled to vote is required to approve the 1997 Stock Option Plan (Proposal V) and to ratify the appointment of Ernst & Young LLP as independent accountants for the Company (Proposal VI).

     The enclosed proxy is being solicited by the Board of Directors for use in connection with the Meeting and any adjournment or postponement thereof. All Common Stock represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked in the manner described below will be voted in accordance with the instructions indicated on such proxies. Unless authority to vote for one or more of the director nominees is specifically withheld, a signed proxy will be voted FOR the election of the director nominees named herein, and unless otherwise indicated, FOR the approval and adoption of each of the five other proposals set forth herein.

     If a proxy is marked as "Withhold Authority" or "Abstain" on any matter, or if specific instructions are given that no vote be cast on any specific matter (a "Specified Non-Vote"), the shares represented by such proxy will not be voted on such matter. Abstentions will be included within the number of shares present at the Meeting and entitled to vote for the purposes of determining whether such matter has been authorized, but nominee and other Specified Non-Votes will not be so included. Abstentions may be specified on all proposals except the election of directors. With respect to all proposals other than the election of directors, abstentions will have the effect of a negative vote. A broker non-vote will have the effect of a negative vote with respect to each of the three proposals to amend the Company's Certificate of Incorporation, but will not have an effect with respect to approving the Company's 1997 Stock Option Plan or the selection of Ernst & Young LLP as the Company's independent auditors. With regard to the election of directors, votes may be cast in favor or withheld; because directors are elected by a plurality, votes that are withheld will be excluded entirely from the vote and will have no effect.

     If a quorum for the Meeting is not obtained or, as to any one or more proposals, if fewer shares of Common Stock are voted in favor of the proposal than the number of shares of Common Stock required for such approval, the Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose and, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous Meeting.
Proxies voting against a proposal set forth herein will not be used to adjourn the Meeting to obtain additional proxies or votes with respect to such proposal.

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mail, proxies may be solicited by telephone, telegraph, or personally by the directors, officers, and employees of the Company, who will receive no extra compensation for their services. The Company will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting material to beneficial owners of shares of Common Stock.

     Proxies may be revoked by those persons executing the proxies by (i) delivering to the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Meeting to: Secretary, Eastern Environmental Services, Inc., 1000 Crawford Place, Mt. Laurel, New Jersey 08054.

                                  PROPOSAL I
                             ELECTION OF DIRECTORS

Election

     The number of directors serving on the Board of Directors is currently three. Each director is elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Unless authority to vote for any nominee is withheld in the proxy, when the proxy is properly executed and returned, the persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election as directors of the three nominees named below, all of whom are at present directors of the Company. Although the Board of Directors does not contemplate that any of the nominees named will be unavailable for election, in the event a vacancy in the slate of nominees results from an unexpected occurrence, it is intended that the proxy will be voted for the election of a nominee who shall be designated by the Board.

Vote Required for Approval

     Directors are elected by the affirmative vote of a plurality of the properly cast votes, and votes may be cast in favor of or withheld from each director nominee. Accordingly, the three nominees who receive the largest number of votes cast will be elected as directors. Votes may not be cumulated in the election of directors.

     Each of the current directors is a nominee for reelection. Set forth below is certain information with respect to each nominee for election as director:

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                   BY HOLDERS OF THE COMPANY'S COMMON STOCK

     Louis D. Paolino, Jr. has served as Chairman of the Board, Chief Executive Officer, and President of the Company since June 1996. Mr. Paolino has more than 14 years of experience in the solid waste management industry. From 1989 to June 1996, Mr. Paolino was President of Soil Remediation of Philadelphia, Inc., a company engaged in the business of treating contaminated soil. From September 1993 to June 1996, Mr. Paolino also served as Vice President of U.S.A. Waste Services, Inc. Mr. Paolino currently serves as President of BluePointe, Inc., the lessor of the Company's executive offices in Mt. Laurel, New Jersey. He also served on the Board of Directors of Metal Management, Inc., formerly known as General Parametrics Corp., a publicly traded company, from November 1995 to January 1996. Mr. Paolino received a B.S. degree in Civil Engineering from Drexel University. Mr. Paolino is 41 years old.

     George O. Moorehead has served as a Director of the Company since June 1996. Mr. Moorehead has more than 25 years of experience in the solid waste management industry. Since 1993, Mr. Moorehead has been a director and was a principal stockholder of EMCO Recycling Corp., a company engaged in the business of metal recycling in Arizona and now a subsidiary of Metal Management Inc., and has served as President and Chief Executive Officer of EMCO Recycling Corp. since February 1995. From 1990 to 1993, Mr. Moorehead was President, Chief Executive Officer, and a director of Custom Disposal, Inc., a solid waste disposal company serving the Phoenix, Arizona area. Mr. Moorehead is a director of Metal Management Inc. Mr. Moorehead is 44 years old.

     Kenneth Chuan-kai Leung has served as a Director of the Company since June 1996. Mr. Leung has been a Managing Director of investment banking at Sanders Morris Mundy since March 1995 and Chief Investment Officer of Environmental Opportunities Fund, L.P. and Environmental Opportunities Fund (Cayman), L.P. since January 1996. From 1988 to 1994, Mr. Leung was a Managing Director of Smith Barney Inc. Mr. Leung has more than 28 years of experience with the environmental services industry as a securities analyst and investment banker. Mr. Leung is 53 years old.

Information Concerning Meetings and Certain Committees

     The Board of Directors held 20 formal meetings during the fiscal year ended June 30, 1997. During fiscal year 1997, each incumbent Board member attended at least 75% of the Board meetings held while he was a director.

     The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee, each of which is comprised of the Company's three current directors.

     The functions of the AUDIT COMMITTEE include the recommendation and selection of independent accountants, the review of audit results, the review of related party transactions, and the evaluation of internal accounting procedures of the Company. The Audit Committee met two times during the fiscal year ended June 30, 1997.

     The COMPENSATION COMMITTEE is charged with setting cash compensation for employees receiving base salary in excess of $50,000 per year, setting compensation policy for other employees, and approving option grants under the Company's 1987, 1991, and 1996 Stock Option Plans. The Compensation Committee met nine times during the fiscal year ended June 30, 1997.

     The functions of the NOMINATING COMMITTEE consist of finding and recommending qualified candidates to serve on the Company's Board of Directors. The Nominating Committee will consider director nominees recommended by stockholders. Any such recommendation, together with the nominee's qualifications and consent to being considered as a nominee, should be sent in writing to the Nominating Committee in care of the Secretary of the Company. The Nominating Committee met two times during the fiscal year ended June 30, 1997.

Compensation of Directors

     Since June 20, 1996, the directors of the Company have not received any fees for attendance at the directors' meetings. Each of the Company's directors received options or warrants to purchase shares of the Company's Common Stock for their services as a director. In July 1996, options to purchase 10,000 shares of the Company's Common Stock at an exercise price of $6.375 per share were issued to each of Mr. Leung, Mr. Moorehead, and Mr. Paolino, with the options becoming fully vested one year from the date of grant. In October 1996, Messrs. Moorehead and Leung each received options to purchase 60,834 shares of Common Stock at a per share price of $6.63, with the options vesting on April 14, 1997. In June 1997, options to purchase 15,000 shares of the Company's Common Stock at an exercise price of $14.50 per share were issued to Mr. Leung and Mr. Moorehead, with the options becoming fully vested on June 20, 1998.

     All expenses incurred by all directors for attendance at board, committee, and shareholder meetings are reimbursed by the Company.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 30, 1997, certain information regarding the beneficial ownership of the Common Stock by: (i) each person or entity known to the Company to own beneficially, as defined in Rule 13d-3 under the Exchange Act, five percent or more of the outstanding shares of Common Stock, based upon Company records; (ii) each of the Company's directors;
(iii) each of the Chief Executive Officer of the Company and its next four most highly compensated executive officers (collectively, the "Named Officers"); and
(iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.


                                NUMBER OF SHARES
                                  BENEFICIALLY
NAME OF BENEFICIAL OWNER          OWNED(1)(2)       PERCENTAGE OF SHARES
------------------------          -----------       --------------------

Willard Miller..............      1,415,688(3)               6.4%
230 Orono Place
Sommerdale, NJ 08083

William Leone...............      1,186,982(4)               5.4%
444 Foch Boulevard
Mineola, NY 11051

Sanders Morris Mundy Inc....      1,156,252(5)               5.2%
3100 Texas Commerce Tower
Houston, TX 77002

Louis D. Paolino, Jr........      1,036,132(6)               4.7%
1000 Crawford Place


                                NUMBER OF SHARES
                                  BENEFICIALLY
NAME OF BENEFICIAL OWNER          OWNED(1)(2)       PERCENTAGE OF SHARES
------------------------          -----------       --------------------
Mount Laurel, NJ  08054

Glen Miller.................      1,169,802(7)               5.3%
42 Ocean Avenue
Ocean City, NJ 08226

Kenneth Chuan-kai Leung.....      1,070,836(8)               4.9%
126 East 56th Street
24th Floor
New York, NY 10022

George O. Moorehead.........        428,131(9)               1.9%
3700 West Lower Buckeye
Phoenix, AZ 85009

Terry W. Patrick............        253,500(10)              1.2%
1000 Crawford Place
Mount Laurel, NJ 08054

Gregory M. Krzemien.........        192,992(11)              *
1000 Crawford Place
Mount Laurel, NJ 08054

Robert M. Kramer............        265,562(12)              1.2%
1150 First Avenue
Suite 900
King of Prussia, PA 19406

All executive officers
and directors as a
group (ten persons).........      6,123,233(13)              26.7%

---------------------------------

*    Less than 1%

(1) The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership of those shares.

(2) Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days upon the exercise of an option ("currently exercisable options") are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.

(3) Includes 19,412 shares held of record by W&G Miller Family Limited Partnership, of which Mr. Miller serves as a general partner, and 131,907 shares purchasable under currently exercisable warrants held by such partnership.

(4) Includes 25,000 shares purchasable under currently exercisable warrants. Also includes 1,159,982 shares held of record by five entities controlled by either Mr. Leone or WSI Holding Corp. The Vito Leone Trust, of which Mr. Leone and his brother Paul Leone are the trustees, is the controlling shareholder of WSI Holding Corp.

(5) Includes 156,250 shares purchasable under currently exercisable warrants. Also includes 889,699 shares held of record by the Environmental Opportunities Fund, L.P. and 110,303 shares held of record by the Environmental Opportunities Fund (Cayman), L.P., entities for which Environmental Opportunities Management Company, LLC, in which Sanders Morris Mundy Inc. holds a 75% membership interest, serves as the sole general partner.

(6) Includes 35,000 shares held of record by entities controlled by Mr. Paolino, 171,166 shares held by family members, and 178,391 shares purchasable under currently exercisable options.

(7)  Includes 131,907 shares purchasable under currently exercisable warrants.

(8) Includes 70,834 shares purchasable under currently exercisable options. Also includes 889,699 and 110,303 shares held of record by the Environmental Opportunities Fund, L.P. and the Environmental Opportunities Fund (Cayman), L.P., respectively, for which Mr. Leung serves as Chief Investment Officer and as to which Environmental Opportunities Management Company LLC, in which Sanders Morris Mundy Inc. holds a 75% membership interest and Quirk Carson Peppet Inc. holds a 25% membership interest, serves as the sole general partner. Does not include 156,250 shares purchasable under currently exercisable warrants held by Sanders Morris Mundy Inc.

(9)  Includes 70,834 shares purchasable under currently exercisable options.

(10) Includes 112,500 shares purchasable under currently exercisable options.

(11) Includes 112,992 shares purchasable under currently exercisable options.

(12) Includes 109,031 shares purchasable under currently exercisable options.

(13) See footnotes 3, 6, 7, 8, 9, 10, 11, and 12 above. Also includes an aggregate of 278,924 shares and 11,666 shares purchasable under currently exercisable options held by two executive officers of the Company who are not listed in the table.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The following table sets forth information regarding the current directors and executive officers of the Company. There are no family relationships among any executive officers or directors of the Company except that Willard Miller is Glen Miller's father.


NAME                            AGE     POSITION
---------------                 ---     -------------------
Louis D. Paolino, Jr..........   41     Chairman of the Board, President,
                                        and Chief Executive Officer
Terry W. Patrick..............   51     Executive Vice President and Chief
                                        Operating Officer
Gregory M. Krzemien...........   38     Chief Financial Officer and
                                        Treasurer
Robert M. Kramer..............   45     General Counsel, Executive Vice
                                        President, and Secretary
John W. Poling................   52     Vice President-Finance
Dennis M. Grimm...............   47     Vice President-Operations
Glen Miller...................   39     Executive Vice President

Willard Miller................   60     Executive Vice President
George O. Moorehead...........   44     Director
Kenneth Chuan-kai Leung.......   53     Director

     TERRY W. PATRICK has served as Executive Vice President and Chief Operating Officer of the Company since June 1996. Mr. Patrick has over 25 years of experience in the waste management industry. From September 1995 to June 1996, Mr. Patrick was involved with personal investments and ownership of a chemical manufacturing and distributing company. From April 1990 to August 1994, he served as President and Chief Operating Officer of U.S.A. Waste Services, Inc., and from November 1988 to April 1990, as Vice President of Operations at Mid-America Waste Systems, Inc. Prior to joining Mid-America Waste Systems, Inc., Mr. Patrick served in various district and regional management positions with Waste Management, Inc. and Browning-Ferris Industries, Inc. Mr. Patrick received a B.S. degree in Business Management from Evangel College.

     GREGORY M. KRZEMIEN has served as Chief Financial Officer and Treasurer of the Company since August 1992. From October 1988 to August 1992, Mr. Krzemien was a senior audit manager with Ernst & Young LLP, and held other positions with that firm since 1981. Mr. Krzemien received a B.S. degree in Accounting from Pennsylvania State University and is a certified public accountant.

     ROBERT M. KRAMER has served as General Counsel, Executive Vice President, and Secretary of the Company since June 1996. Mr. Kramer is an attorney and has practiced law since 1979 with various firms, including Blank Rome Comisky & McCauley, Philadelphia, Pennsylvania and Arent Fox Kitner Plotkin & Kahn, Washington, D.C. Mr. Kramer has represented public and private companies in the waste management industry for over 14 years. Since 1989, Mr. Kramer has been the sole partner of Robert M. Kramer & Associates, P.C., a law firm consisting of three lawyers. Although Mr. Kramer will continue his private practice of law at Robert M. Kramer & Associates, P.C., he has and will devote a substantial amount of time performing his duties for the Company. Mr. Kramer since December 1989 has served on the Board of Directors of American Capital Corporation, a registered securities broker dealer. Mr. Kramer received a J.D. degree from Temple University Law School.

     JOHN W. POLING has served as a Vice President of Finance of the Company since November 1996. Mr. Poling has held senior financial positions in publicly-held environmental services companies since 1979, and served as Vice President and Treasurer of Smith Technology Inc. from 1994 to 1996, Vice President, Finance and Chief Financial Officer of Envirogen, Inc. from 1993 to 1994, President of Tier Inc. from December 1992 to September 1993, and Vice President-Finance and Chief Financial Officer of Roy F. Weston, Inc. from 1989 to 1992. Mr. Poling received a B.S. degree in Accounting from Rutgers University.

     DENNIS M. GRIMM has been employed with the Company since March 1997 and currently serves as Vice President of Operations. Mr. Grimm has more than 25 years of experience in the solid waste industry. From January to March 1997, Mr. Grimm was President and Chief Executive Officer of Apex Waste Services, Inc., which was acquired by the Company in March 1997. From 1984 to 1994, he served as Group Vice President and Regional Manager for WMX Technologies, Inc. (Northeast Region).

     GLEN MILLER has served as Executive Vice President of Collection Operations since September 1996. Prior to joining the Company, Mr. Miller had 23 years in the solid waste industry, most recently as Vice President and Chief Operating Officer of Super Kwik, Inc. since January 1980 and President of Waste Maintenance Services, Inc. from May 1987 to September 1996.

     WILLARD MILLER has served as an Executive Vice President since September 1996. In 1972, Mr. Miller founded Super Kwik, Inc. where he held the positions of President and Chief Executive Officer for 24 years.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's outstanding shares of Common Stock and certain other holders of such shares (collectively, "Covered Persons"), to file with the Commission and the NASDAQ Stock Market (the "NASDAQ"), within specified time periods, initial reports of ownership, and subsequent reports of changes in ownership, of Common Stock and other equity securities of the Company.

     Based solely upon the Company's review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to the Company's knowledge, all of the Section 16(a) filings required to be made by the Covered Persons with respect to 1996 were made on a timely basis, except that, Messrs. Grimm, Kramer, G. Miller, W. Miller, Moorehead, Paolino, and Patrick each filed one Form 3 (reporting initial beneficial ownership of the Company's Common Stock) late, Messrs. Kramer, Krzemien, Leung, Moorehead, Paolino, and Patrick each filed their Form 5 late for the fiscal year ended June 30, 1997, Messrs. G. Miller and W. Miller filed one Form 4 late (reporting, in the case of W. Miller, one divestiture by gift and, in the case of G. Miller, reporting seven purchases of Common Stock during July 1997), and Mr. Patrick reported on Form 5 transactions involving the acquisition of Common Stock that should have been reported on an earlier Form 4. All of the late filings involved either purchases of the Company's Common Stock or option grants under the Company's Stock Option Plans. The Company has instituted a compliance program to assist its directors and executive officers in timely reporting transactions under Section 16.

                                  PROPOSAL II
            AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
              TO INCREASE THE AUTHORIZED CAPITAL OF COMMON STOCK

     The Company's Board of Directors has proposed an amendment to Article FOURTH of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 50,000,000 shares to 150,000,000 shares.

     As of the Record Date, there were ________ shares of the Company's Common Stock issued and outstanding out of 50,000,000 authorized shares of Common Stock. Approximately ________ shares of Common Stock are reserved for issuance pursuant to the Company's stock option plans (which cover __________ shares, assuming the stockholders approve the 1997 Stock Option Plan, against which options and awards for ________ shares are outstanding currently), the exercise of various warrants, and various employee options.

     There are no preemptive rights with respect to the Company's Common Stock. Adoption of this proposal would permit the Company's Board of Directors, without further approval of the Company's stockholders, except as may be required by Delaware law, to issue additional shares of the Company's Common Stock from time to time as the Board of Directors may determine for such consideration as the Board of Directors establishes.

     If the stockholders approve the amendment to the Certificate of Incorporation described in Proposal II, the first sentence of Article FOURTH will be amended to read in its entirety as follows:

          "FOURTH: The aggregate number of shares of Common Stock, par value $.01 per share, which the Corporation shall have authority to issue is 150,000,000 shares."

Purposes and Effects of the Proposed Amendment

     If the proposed amendment is approved by the stockholders, there would be 150,000,000 shares of Common Stock authorized.

     The availability for issuance from time to time for corporate purposes of additional shares of Common Stock would provide flexibility in structuring possible acquisitions of sites for expansion of the Company's solid waste collection, transportation, and disposal businesses, enable the Company to raise additional equity capital, if and when needed, and allow the Board of Directors, in its discretion, to issue shares or options or warrants to purchase shares. The increase in the authorized shares would also provide flexibility to declare stock splits or stock dividends in the future.

     Although the Board of Directors would authorize the issuance of additional shares of Common Stock based on its judgment as to the best interests of the Company and its stockholders, the issuance of additional authorized shares would have the effect of diluting the voting power per share and could have the further effect of diluting the book value per share of the outstanding shares of Common Stock. In addition, increasing the authorized shares of Common Stock could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest and thus potentially have an "anti-takeover" effect, especially if additional shares of Common Stock were issued in response to a potential takeover. Such an effect could deter certain types of transactions that might be proposed, whether or not such transactions were favored by the majority of the stockholders, and could enhance the ability of the Company's officers and directors to retain their positions. Moreover, the issuance of additional authorized shares could reduce the amount payable as dividends on Common Stock to the extent the Company declares a cash dividend on its Common Stock (although the Company does not currently pay a dividend on its Common Stock).

Vote Required for Approval

     Approval of the amendment to the Certificate of Incorporation requires the approval of the holders of a majority of the shares of the Company's Common Stock outstanding and entitled to vote.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL OF COMMON STOCK FROM 50,000,000 SHARES TO 150,000,000 SHARES.

                                 PROPOSAL III
                    AMENDMENT TO THE COMPANY'S CERTIFICATE
              OF INCORPORATION TO ELIMINATE CLASS A COMMON STOCK

     The Company's Certificate of Incorporation authorizes the Board of Directors to issue up to 10,000,000 shares of Class A Common Stock, of which no shares are currently outstanding. Holders of Class A Common Stock are entitled to four votes for each share held on all matters submitted to a vote of the stockholders. The stockholders are being asked to consider and vote upon a proposal to amend the Company's Certificate of Incorporation to eliminate the Company's Class A Common Stock.

     If the stockholders approve the amendment to the Certificate of Incorporation described in Proposal III, all references in the Certificate of Incorporation to the Class A Common Stock will be deleted.

Purposes and Effects of the Proposed Amendment

     The Company has no intention of issuing Class A Common Stock in the future and, therefore, proposes to eliminate this class so that the Company's authorized capital will not include any class of common stock with voting rights superior to those of the holders of Common Stock.

     The elimination of the Class A Common Stock might limit the flexibility of the Company.

Vote Required for Approval

     Approval of the Amendment to the Certificate of Incorporation requires the approval of the holders of a majority of the Company's Common Stock outstanding and entitled to vote.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO ELIMINATE CLASS A COMMON STOCK.

                                  PROPOSAL IV
                   AMENDMENT TO THE COMPANY'S CERTIFICATE OF
               INCORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS
              TO ISSUE UP TO 50,000,000 SHARES OF PREFERRED STOCK
             IN ONE OR MORE SERIES WITH SUCH POWERS, DESIGNATIONS,
             PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS, AND RESTRICTIONS AS THE BOARD OF DIRECTORS MAY DETERMINE

     The Company's Board of Directors has proposed an amendment to the Company's Certificate of Incorporation, which would authorize the Company to issue up to 50,000,000 shares, $.01 par value per share, of undesignated preferred stock (the "Preferred Stock") in one or more series. If the proposed amendment is approved, the Board of Directors would be empowered, without the necessity of further action or authorization by the Company's stockholders (except as set forth below), to authorize the issuance of the Preferred Stock from time to time in one or more series or classes, and to fix by resolution powers, designations, preferences, qualifications, limitations, and relative rights of each such series or class, including, without limitation: (i) the distinctive designation and number of shares constituting such series or class; (ii) the dividend rates, if any, on the shares of that series or class and whether dividends would be cumulative or non-cumulative; (iii) whether, and upon what terms and conditions, the shares of that series or class would be convertible into or exchangeable for other securities or cash or other property or rights; (iv) whether, and upon what terms and conditions, the shares of that series or class would be redeemable, including the date or dates upon or after which they shall be redeemable; (v) the rights and preferences, if any, to which the shares of that series or class would be entitled in the event of voluntary or involuntary dissolution or liquidation or winding up of the Company; (vi) whether a sinking fund would be provided for the redemption of the series or class and, if so, the terms of and amount payable into such sinking fund; (vii) whether the holders of such securities would have voting rights and the extent of those voting rights;
(viii) whether the issuance of any additional shares of such series or class, or of any other series or class, shall be subject to restrictions as to issuance or as to the powers, preferences, or rights of any such other series or class; and
(ix) any other preferences, privileges, and relative rights of such series or class as the Board of Directors may deem advisable. Holders of the Company's Common Stock would have no preemptive right to purchase or otherwise acquire any Preferred Stock that may be issued in the future. Each series or class of Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank with respect to dividends and redemption and liquidation rights, senior to the Company's Common Stock. No Preferred Stock is presently authorized by the Company's Certificate of Incorporation.

     Generally, no further actions or authorization by shareholders would be necessary or sought by the Board of Directors prior to an issuance of shares of Preferred Stock except as may be required by law or applicable regulations of the NASDAQ National Market or otherwise. For instance, current NASDAQ National Market regulations require stockholder approval in connection with an issuance of Preferred Stock convertible into or exchangeable for common stock in a transaction or a series or exchange of related transactions, other than a public offering for cash, if (i) the common stock to be issued upon conversion or exchange has voting power equal to or in excess of 20% of the voting power outstanding before such issuance; (ii) the number of shares of common stock to be issued upon conversion or exchange is equal to or in excess of 20% of the common stock outstanding before such issuance; or (iii) the issuance would result in a change of control of the Company.

     If the stockholders approve the amendment to the Certificate of Incorporation described in Proposal IV, Article FOURTH will be amended, beginning with the second sentence, to read as set forth on Appendix A hereto, and the foregoing summary is qualified in its entirety by reference thereto. The proposed amendment would not change the authorized number of shares of Common Stock, which is 50,000,000 shares, and will be 150,000,000 shares if Proposal II is approved by the stockholders at the Meeting.

Purposes and Effects of the Proposed Amendment

     The Board of Directors recommends the authorization of Preferred Stock to increase the Company's financial flexibility. The Board believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. The Preferred Stock would be available for issuance from time to time as determined by the Board of Directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public and private sales for cash as a means of obtaining additional capital for use in the Company's business and operations and issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties. The Company does not have, at present, any agreements, understandings, or arrangements which would result in the issuance of any shares of Preferred Stock.

     It is not possible to state the precise effect of the authorization of the Preferred Stock upon the rights of the holders of the Company's Common Stock until the Board of Directors determines the respective preferences, limitations, qualifications, and relative rights of the holders of one or more series or classes of the Preferred Stock. However, such effect might include: (i) reduction of the amount otherwise available for payment of dividends on Common Stock, to the extent dividends are payable on any issued shares of Preferred Stock, and restrictions on dividends on Common Stock if dividends on the Preferred Stock are in arrears; (ii) dilution of the voting power of the Common Stock to the extent that the Preferred Stock had voting rights; and (iii) the holders of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the Preferred Stock.

     The amendment may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company and may therefore have an anti-takeover effect similar to that discussed above with respect to Proposal II. Issuances of authorized preferred shares can be implemented, and have been implemented by some companies in recent years, with voting or conversion privileges intended to make acquisition of the Company more difficult or costly. For example, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize the holders of a series or class of Preferred Stock to vote either separately as a class or with the holders of the Company's Common Stock as a class on any merger, sale, or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of additional authorized shares could have the effect of discouraging unsolicited takeover attempts or could discourage or limit the stockholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the stockholders, and could enhance the ability of the Company's officers and directors to retain their positions.

Vote Required for Approval

     Approval of the amendment to the Certificate of Incorporation to authorize the Preferred Stock requires the approval of the holders of a majority of the Company's Common Stock outstanding and entitled to vote.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS TO ISSUE UP TO 50,000,000 SHARES OF PREFERRED STOCK IN ONE OR MORE SERIES OR CLASSES WITH SUCH POWERS, DESIGNATIONS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS, AND RESTRICTIONS AS THE BOARD OF DIRECTORS MAY DETERMINE.

                                  PROPOSAL V
               APPROVAL OF THE COMPANY'S 1997 STOCK OPTION PLAN

     The Company's Board of Directors adopted the Eastern Environmental Services, Inc. 1997 Stock Option Plan on November 14, 1997 (the "Stock Option Plan"). Approval of the Stock Option Plan requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, at the Meeting and entitled to vote.

     The Stock Option Plan is intended to attract and retain selected employees, directors, and consultants (collectively, the "Eligible Individuals") and to motivate them to exercise their best efforts on behalf of the Company and any subsidiary or parent of the Company (a "Related Corporation").

     If the Stock Option Plan had been in effect during the last completed fiscal year, the Eligible Individuals who are employees or directors would have received substantially the same benefits that they received pursuant to the option plan that was in effect during that year.

     Options granted under the Stock Option Plan may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or may be options not intended to be ISOs ("Non-Qualified Stock Options").

     The text of the Stock Option Plan is attached as Appendix B to this Proxy Statement. The following description of the Stock Option Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the Stock Option Plan itself:

     1. Number of Shares. The aggregate maximum number of shares of the Company's Common Stock for which options may be granted under the Stock Option Plan will be 5,000,000 shares. The shares issued under the Stock Option Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

     2. Administration. The Stock Option Plan is administered by the Compensation Committee (the "Committee"), whose members are designated by the Company's Board of Directors. The Committee currently consists of the Company's three directors. Under the terms of the Stock Option Plan, the Committee must consist of at least two directors. It is intended (although not required) that each member of the Committee administering the Plan be a "non-employee" director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Treasury Regulation (S)1.162-27(e)(3) or any successor provision. If the Committee does not consist solely of two or more non-employee directors (within the meaning of Rule 16b-3), each option must be approved by the full Board. The Committee has the authority to (i) select the Eligible Individuals to be granted ISOs and Non-Qualified Stock Options under the Stock Option Plan, (ii) grant options on behalf of the Company, and (iii) set the date of grant and other terms of the options, including the times and the price at which options will be granted. The Committee may, in its discretion, accelerate the date on which an option may be exercised.

     3. Eligibility. Only employees of the Company and/or a Related Corporation are eligible to receive ISOs under the Stock Option Plan. Non-Qualified Stock Options may be granted to all Eligible Individuals. (An Eligible Individual who receives an option grant is hereinafter referred to as an "Optionee.") As of ________ __, 1997, there were approximately ___ employees of the Company eligible to receive ISOs and approximately ___ Eligible Individuals (including employees) eligible to receive non-qualified stock options.

     4. Term of Stock Option Plan. No option may be granted under the Stock Option Plan after November 13, 2007, although options outstanding on November 13, 2007 may extend beyond that date.

     5. Term of Option. All options terminate on the earlier of: (i) the expiration of the term specified in the option document, which may not exceed ten years (five years, in the case of an ISO if the Optionee on the date of grant owns, directly or by attribution, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company); or (ii) an accelerated expiration date if the Optionee's employment or service as a director terminates before the expiration of the term specified in the option document, unless otherwise provided in the stock option agreement related to the option. However, if the Optionee's employment or service as a director terminates for "cause" (as defined in the Stock Option Plan) prior to the expiration date of the option, such option will terminate immediately.

     6. Option Price. The option price for an option may not be less than 100% of the fair market value of the shares subject to the option on the date that the option is granted. If an ISO is granted to an employee who then owns, directly or by attribution under the Code, shares of Common Stock possessing more than 10% of the total combined voting power of all classes of shares of the Company, the option price must be at least 110% of the fair market value of the shares on the date that the option is granted.

     7. Payment. An Optionee may, in the discretion of the Committee, pay for shares of Common Stock covered by his or her option (i) in cash or its equivalent, (ii) in shares of Common Stock previously acquired by the Optionee (subject, in the discretion of the Committee, to certain holding period requirements), (iii) through a combination of (i) and (ii) above, or (iv) by delivering a properly executed notice of exercise of the option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the option.

     8. Option Document; Restriction on Transferability. All options will be evidenced by a written option document containing provisions consistent with the Stock Option Plan and such other provisions as the Committee deems appropriate. No option granted under the Stock Option Plan may be transferred, except by will or the laws of descent and distribution. If the Optionee is married at the time of exercise, and if the Optionee requests at the time of exercise, the certificate will be registered in the name of the Optionee and his or her spouse, jointly, with right of survivorship.

     9. Amendments to Options and the Stock Option Plan; Discontinuance of the Stock Option Plan. Subject to the provisions of the Stock Option Plan, the Committee may not amend an option document without an Optionee's consent if the amendment is unfavorable to the Optionee. The Board of Directors may suspend or discontinue the Stock Option Plan or amend it in any respect whatsoever, except that, without the approval of the holders of a majority of the shares of the Company present, in person or by proxy, and entitled to vote at a duly called meeting, no such action may be taken, with respect to ISOs, to change the class of employees eligible to participate in the Stock Option Plan, increase the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Stock Option Plan (except as permitted under the Stock Option Plan with respect to capital adjustments), or extend the duration of the Stock Option Plan. Shareholder approval is also required for any amendment that requires shareholder approval to comply with Treasury Regulation (S)1.162-27(e) or any successor thereto, if such compliance is intended.

     10. Tax Aspects of the Stock Option Plan. Based on the advice of counsel, the Company believes that, under present Federal tax laws and regulations, the principal Federal income tax consequences to the Company and to the Optionees receiving ISOs and Non-Qualified Stock Options pursuant to the Stock Option Plan will be as follows.

     If an option is an ISO, the Optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an Optionee's sale of his or her shares of Common Stock (assuming that the sale occurs no earlier than two years after grant of the option and one year after exercise of the option), any gain will be taxed to the Optionee as capital gains, which will either be mid-term (if at least 12 months have elapsed since exercise) or long-term (if at least 18 months have elapsed since exercise). Currently, the maximum mid-term rate is 28% and the maximum long-term rate is 20%. If the Optionee disposes of his or her shares of Common Stock prior to the expiration of the above holding period, the Optionee generally will recognize ordinary income in an amount measured as the difference between the exercise price and the lower of the fair market value of the Common Stock at the exercise date or the sale price of the Common Stock. Any gain or loss recognized on such a disposition of the Common Stock in excess of the amount treated as ordinary income will be characterized as capital gain or loss. The Company will be allowed a business expense deduction to the extent the Optionee recognizes ordinary income.

     An Optionee will not recognize any taxable income at the time the Optionee is granted a Non-Qualified Stock Option. However, upon exercise of the option, the Optionee will recognize ordinary income for Federal income tax purposes in an amount generally measured as the excess of the then fair market value of the shares of Common Stock over the exercise price, and the Company will be entitled to a deduction in the same amount at the time of exercise. Upon an Optionee's sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for mid-term or long-term capital gain or loss treatment if the shares of Common Stock have been held for more than 12 months or 18 months, respectively.

     Section 162(m) of the Code limits the extent to which the remuneration paid to the Chief Executive Officer and the four highest compensated executives (other than the Chief Executive Officer) (collectively, the "Covered Employees") is deductible by a corporation when the annual remuneration for any of these officers exceeds $1,000,000 in a calendar year. Remuneration for purposes of
Section 162(m) includes cash compensation and noncash benefits paid for services (including, with respect to Non-Qualified Stock Options, the difference between the exercise price and the market value of the stock at the time of exercise), subject to certain exclusions. A limitation of 1,000,000 shares on the maximum number of shares of Company Stock with respect to which options may be granted to an Eligible Individual who is an employee of the Company or a Related Corporation has been included in the Stock Option Plan so that (i) the spread upon exercise of Non-Qualified Stock Options would not be treated as remuneration for purposes of Section 162(m), and (ii) if any remuneration paid to any of the Covered Employees exceeds $1,000,000 in the future, any compensation recognized upon the exercise of Non-Qualified Stock Options granted under the Stock Option Plan would be deductible by the Company. However, such exemption from the deduction limit of Section 162(m) of the Code will be available only with respect to options granted while the Plan (i) is administered by a Committee consisting of at least two directors, all of whom are "outside directors" within the meaning of Treasury Regulation (S)1.162-27(e)(3) or any successor thereto, and (ii) satisfies the shareholder approval requirements of Treasury Regulation (S)1.162-27(e) or any successor thereto.

     The foregoing does not purport to be a complete summary of the effect of federal income taxation upon holders of options or upon the Company. It also does not reflect provisions of the income tax laws of any municipality, state, or foreign country in which an Optionee may reside.

     11. Registration Statement on Form S-8. If the proposal to approve the Stock Option Plan is approved, the Company intends to file with the Securities and Exchange Commission a Registration Statement on Form S-8 relating to the Stock Option Plan.

Purposes and Effects of the Proposed Stock Option Plan

     The Stock Option Plan is intended to attract and retain Eligible Individuals and to motivate them to exercise their best efforts on behalf of the Company and any Related Corporation.

     The Company's management and the Board of Directors believes that the ability to grant options under the Stock Option Plan for the purchase of Common Stock of the Company will substantially contribute to the performance of the Company. The proposed Stock Option Plan would authorize a new reserve of shares of Common Stock available for the issuance of stock options so that the Company's policy of providing equity incentives can continue under the new Option Plan. It is not presently determinable who will receive future options under the Stock Option Plan since stock option awards are granted by the Committee in its discretion from time to time. It is anticipated that most or all of the authorized options will be granted prior to the expiration of the Stock Option Plan in November 2007.

Vote Required for Approval

     Approval of the Stock Option Plan requires the approval of the holders of a majority of the Company's Common Stock present, in person or by proxy, at the Meeting and entitled to vote.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE STOCK OPTION PLAN.

                                  PROPOSAL VI
                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has, subject to the ratification by the stockholders, appointed Ernst & Young LLP, independent public accountants, to examine the financial statements of the Company for the fiscal year ending June 30, 1998. Ernst & Young LLP has served as accountants for the Company since October 1990.

     Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from those attending the Meeting.

Vote Required for Approval

     Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended June 30, 1998 requires the approval of the holders of a majority of the Company's Common Stock present, in person or by proxy, at the Meeting and entitled to vote.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1998.

                            EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth certain information for the Company's last three fiscal years concerning the annual, long-term, and other compensation of the Named Officers of the Company:

                         SUMMARY COMPENSATION TABLE (1)

                                                Annual Compensation
                               Fiscal                                     Awards
                                Year                                     Securities
          Name and             ended                                     Underlying
     Principal Position       June 30,     Salary              Bonus      Options
     ------------------       --------     ------              -----      -------

Louis D. Paolino, Jr.             1997    $150,000(2)              -        351,782
 Chief Executive Officer          1996    $  8,192(3)              -        250,000
                                  1995           -                 -              -

Terry W. Patrick                  1997    $158,954(4)       $100,000(9)     100,000
 Executive Vice President         1996           -(5)              -        150,000
 and Chief operating              1995           -                 -              -
 Officer

Robert M. Kramer                  1997    $125,000                 -         80,562
 General Counsel,                 1996           -(6)              -        175,000
 Executive Vice President,        1995           -                 -
 and Secretary

Glen Miller                       1997    $109,615(7)              -        281,907
 Executive Vice President         1996           -                 -              -
                                  1995           -                 -              -

Gregory M. Krzemien               1997    $ 95,500(8)       $ 35,000         26,885
 Chief Financial officer          1996      85,065                 -         56,107
 and Treasurer                    1995      80,028                 -              -


(1) The columns captioned "Annual Compensation - Other Annual Compensation," "Long-Term Compensation-Restricted Stock Awards," "LTIP Payouts" and "All Other Compensation" have been omitted because, in the first case, none of the Named Officers received other annual compensation exceeding either $50,000 or 10% of such officer's total annual salary and bonus and, in the other cases, because (i) the Company made no restricted stock awards,
       (ii) maintained no long-term incentive plan, and (iii) paid no other compensation to the Named Officers, in each case during the fiscal year ended June 30, 1997.
 (2)   Current annual base compensation is $350,000.
 (3)   Employment commenced on June 20, 1996.
 (4)   Current annual base compensation is $275,000.
 (5) Employment commenced on June 20, 1996. No base compensation was paid in the fiscal year ended June 30, 1996. Current annual base compensation is $150,000.
 (6) Employment commenced on June 20, 1996. No base compensation was paid in the fiscal year ended June 30, 1996. Current annual base compensation is $125,000.
 (7) Employment commenced in September 1996. Current annual base compensation is $150,000.
 (8)   Current annual base compensation is $110,000.
 (9)   This bonus remains unpaid.

     The following table sets forth certain information concerning individual grants of stock options to the Named Officers during the fiscal year ended June 30, 1997.


                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)


                                                                                       Potential Realizable Value
                                                                                         at Assumed Annual Rates
                                                                                       of Stock Price Appreciation
                               Individual Grants                                              for Option Term

                           Number of       % of Total
                           Securities        Options
                           Underlying      Granted to      Exercise
                           Options        Employees in      Price       Expiration
Name                       Granted       Fiscal Year(1)   Per Share        Date               5%($)         10% ($)
-----------------------  ------------    --------------   ---------     ----------            -----         -------
Louis D. Paolino, Jr...      10,000(2)          16.3%       $ 6.38         7/1/06          $2,356,331      $5,969,918
                            161,782(3)                      $ 6.63        10/1/06
                            180,000(4)                      $14.50        6/20/07

Terry W. Patrick.......     100,000(5)           4.6%       $ 6.63        10/1/06          $  417,000      $1,056,000

Robert M. Kramer.......      80,562(6)           3.7%       $ 6.63        10/1/06          $  335,994      $  850,735

Glen Miller............     281,907(7)          13.1%       $ 6.75        10/7/06          $1,195,286      $3,033,319

Gregory M. Krzemien....       6,885(8)           1.2%       $ 0.01(10)    10/7/01          $  109,713      $  188,248
                             20,000(9)                      $ 6.63            (11)

-------------------------------

 (1) The Company granted options and warrants to employees to purchase a total of 2,154,550 shares of Common Stock during the fiscal year ended June 30, 1997. All of these grants were made at fair market value other than the 6,885 options granted to Mr. Krzemien.

 (2) The options vested on April 14, 1997.

 (3) Options to purchase 50,000 shares vested on the date of the grant; options to purchase 55,891 shares vested on October 1, 1997; and options to purchase 55,891 shares will vest on October 1, 1998.

 (4) The options vest in four equal installments, beginning on June 20, 1998.

 (5) Options to purchase 50,000 shares vested on October 1, 1996; options to purchase 25,000 shares vested on October 1, 1997; and options to purchase 25,000 shares will vest on October 1, 1998.

 (6) Options to purchase 50,000 shares vested on October 1, 1996; options to purchase 15,281 shares vested on October 1, 1997; and options to purchase 15,281 shares will vest on October 1, 1998.

 (7) The rights to purchase 281,907 shares of Common Stock, which were granted to Mr. Miller as an incentive for Mr. Miller to accept employment with the Company, consist of warrants with a term of ten years.

 (8) The options vested on October 7, 1996.

 (9) Options to purchase 10,000 shares vested on June 20, 1997, and options to purchase 10,000 shares will vest on June 20, 1998.

(10) The fair market value of the shares issuable pursuant to the option on the date of grant was $6.875.

(11) Options to purchase 10,000 shares expire on June 20, 2002 and options to purchase the remaining 10,000 shares expire on June 20, 2003.

     The table set forth below shows information regarding stock options exercised by the Named Officers during the fiscal year ended June 30, 1997, the number of shares acquired, and the value realized and the number and value of exercisable and unexercisable stock options at June 30, 1997. There are no outstanding shares.

            AGGREGATED/SAR OPTION EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION/SAR VALUES(1)


                                         Number of Securities
                                        Underlying Unexercised                  Value of Unexercised
                                             Options at                             In-the-Money
                                           Fiscal Year End                 Options/SARs at Fiscal Year End(2)
                                        ----------------------             ----------------------------------
Name                               Exercisable        Unexercisable        Exercisable         Unexercisable
----                               -----------        -------------        -----------         -------------

Louis D. Paolino, Jr........            112,500        489,282              $1,072,875            $3,226,722

Terry W. Patrick............             87,500        162,500              $  852,875            $1,621,265

Robert M. Kramer............            109,031        146,531              $  916,938            $1,631,678

Glen Miller.................             81,907        200,000              $  757,640            $1,850,000

Gregory M. Krzemien.........            192,992         10,000              $2,742,709            $   93,700

--------------------------------

(1) No options were exercised by any of the Named Officers during the fiscal year ended June 30, 1997.
(2) In-the-money options are those for which the fair market value of the underlying securities exceeds the exercise price of the option. Values were calculated by multiplying the closing transaction price of the Common Stock as reported on the NASDAQ on June 30, 1997 by the appropriate number of shares of Common Stock and subtracting the exercise price, without regard to termination or vesting contingencies. The closing transaction price of the Company's Common Stock on June 30, 1997 was $16.00 per share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

     In May 1997, Mr. Paolino entered into an amended and restated employment agreement with the Company that provides for an initial annual base salary of $150,000, which has subsequently been increased by the Board to $350,000, and certain fringe benefits, including life and health insurance and an automobile allowance. Upon a change in control of the Company, Mr. Paolino is entitled to receive a bonus in cash or Common Stock equal to $1.00 less than three times the sum of (i) his annual salary, (ii) any bonus he was paid during the twelve months prior to the change of control, and (iii) the value of any options granted to him within the twelve months prior to the change in control. Mr. Paolino's agreement terminates in June 2002, subject to earlier termination by either party. If Mr. Paolino's employment is terminated for any reason, he will be entitled to receive his annual salary in effect at the date of termination through the term of his employment agreement. During the term of employment,

Mr. Paolino may not directly or indirectly engage in the waste disposal industry within up to 75 miles of any Company business operation.

     In November 1996 and May 1997, Messrs. Patrick and Kramer, respectively, entered into amended and restated employment agreements with the Company that provide for initial annual base salaries of $150,000 and $125,000, respectively, and certain fringe benefits, including life and health insurance and automobile allowances. Mr. Patrick is further entitled to an annual bonus of $100,000, payable in cash or Common Stock. Upon a change in control of the Company, Mr. Kramer is entitled to receive a bonus in cash or Common Stock equal to $1.00 less than three times the sum of (i) his annual salary and (ii) any bonus he was paid during the twelve months, prior to the change of control. Upon a change in control of the Company, Mr. Patrick is entitled to receive in cash or Common Stock an amount equal to two times his annual salary plus the greater of (i) $200,000 or (ii) two times the bonus he was paid by the Company during the twelve months prior to the change in control. Mr. Patrick's and Mr. Kramer's agreements terminate in June 2000, subject to earlier termination by either party. If Mr. Kramer's employment is terminated by the Company for any reason, including unsatisfactory performance of his duties, he will be entitled to receive a severance payment of an amount equal to two times his then annual salary. In addition, all of his outstanding options shall immediately vest. During the term of employment and for a period of up to two years thereafter, Mr. Patrick may not directly or indirectly engage in the waste disposal industry within up to 75 miles of any Company business operation.

     In September 1996, Glen Miller entered into an employment agreement with the Company that provides for an initial annual base salary of $150,000 and certain fringe benefits including life and health insurance and an automobile allowance. The term of the agreement is four years, subject to earlier termination by either party. Upon termination of employment, Mr. Miller is entitled to receive up to six months annual salary. If a change of control of the Company occurs within three months of resignation, Mr. Miller is entitled to two years salary. The agreement also provides that during the term of employment, and for a period of one year thereafter, Mr. Miller will not compete with the Company in the waste disposal business in an area that includes southern New Jersey and Philadelphia, Pennsylvania.

     In June 1996, Mr. Krzemien entered into an 18-month employment agreement with the Company, subject to earlier termination, that provides for an initial annual base salary of $90,000 and certain fringe benefits, including life and health insurance and automobile allowances. Mr. Krzemien's salary was subsequently increased to $110,000, subject to earlier termination by either party. Upon termination of employment, Mr. Krzemien is entitled to receive up to the greater of six months of his annual salary or the balance of his annual salary for the remainder of the term of the agreement, depending on the circumstances of the termination. Upon a change in control, Mr. Krzemien is entitled to receive one year's annual salary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Throughout fiscal 1997, the Compensation Committee of the Company's Board of Directors consisted of the Company's three incumbent directors, Louis D. Paolino, Jr., George O. Moorehead, and Kenneth Chuan-kai Leung. Louis D. Paolino, Jr. is the Company's Chairman of the Board, Chief Executive Officer, and President.

     In July 1996, the Company entered into a five-year office lease with Bluepointe, Inc., (formerly known as Girard Point Transfer, Inc.) a corporation controlled by Louis D. Paolino, Jr., the Chairman of the Board, Chief Executive Officer, and President of the Company, for the Company's executive offices in Mt. Laurel, New Jersey. The lease provides for monthly rental payments of $6,250 plus increases resulting from increases in the Consumer Price Index. The lease is terminable at any time by the Company by payment of a termination fee equal to one year's rent. The Company is in the process of moving its headquarters within the same building, and expects to renegotiate the lease to reflect the increased size of the space that it will occupy.

     In August 1996, the company acquired all of the assets of Eastern Waste of Philadelphia, Inc. in consideration of 391,250 shares of Common Stock valued at $4.00 per share, or $1.6 million in the aggregate. The stockholders of Eastern Waste of Philadelphia, Inc. are Matthew Paolino and Donald Moorehead, brothers of Louis D. Paolino, Jr. and George O. Moorehead, respectively. Substantially all of the assets the company acquired from Eastern Waste of Philadelphia, Inc. had been acquired by Eastern Waste of Philadelphia, Inc. in May 1996 in separate transactions with Tri-County Disposal & Recycling, Inc. and National Ecosystems Inc. for an aggregate of $1.6 million in cash and Common Stock.

     In October 1996, the Company hired a corporation owned by an employee of the Company for excavation services for the Company's landfills in West Virginia and Pennsylvania. The Company estimates that the total amount to be paid will be approximately $850,000. The selected corporation was the lowest bidder that satisfied all bid requirements for such job.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Throughout the fiscal year ended June 30, 1997 the Compensation Committee was composed of all members of the Board of Directors, including the Company's two non-employee directors, George O. Moorehead and Kenneth C. Leung, and Louis
D. Paolino, Jr., the Company's Chairman of the Board, Chief Executive Officer, and President.

     The following report of the Compensation Committee is required by the rules of the Commission to be included in this Proxy Statement and addresses the Company's executive compensation policies for the fiscal year ended June 30, 1997 and certain subsequent developments. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

     GENERAL. The Company's compensation policies for executives are intended to further the interests of the Company and its stockholders by encouraging growth of its business through securing, retaining, and motivating management employees of high caliber who possess the skills necessary to the development and growth of the Company.

     The Company's compensation package consists of three major components: base compensation, stock options, and performance bonuses. Together these elements comprise total compensation value. The total compensation paid to the Company's executive officers is influenced significantly by the need (i) to attract management employees with a high level of expertise and (ii) to motivate and retain key executives for the long-term success of the Company and its stockholders.

     Fiscal year ended June 30, 1997 was an important year for the Company. Following the change of control of the Company in June 1996, the Company's executive management team pursued an aggressive acquisition and growth strategy. The implementation and management of this strategy, which included the acquisition of 17 solid waste management businesses, required unusual amounts of time, attention, and effort from the Company's executive officers while the financing of the Company's expansion demanded significant additional time and attention. The Compensation Committee considered these numerous developments in formulating its executive compensation policies and practices for fiscal 1997. The Committee commissioned Coopers & Lybrand LLP to conduct studies of compensation levels in comparable companies and companies engaged in turn-around situations for each executive position and in connection with each significant adjustment to executive officer compensation made during the fiscal year ended June 30, 1997.

     BASE COMPENSATION. The Committee establishes annual base salary levels for executives based on competitive data, level of experience, position, responsibility, and individual and Company performance. The Company has sought to align base compensation levels in the middle to top seventy-five percent of the range of survey data, which includes direct competitors and companies in turnaround situations. The Committee has used comparative data provided by Coopers & Lybrand LLP.

     STOCK OPTIONS. The Company grants stock options to its executive management under its employee stock option plans. Option grants are intended to bring the total compensation to a level that the Compensation Committee believes is competitive with amounts paid by the Company's competitors and which will offer significant returns if the Company is successful and, therefore, significant incentives to devote the effort called for by the Company's strategy. The Compensation Committee believes that executives' interests are directly tied to enhanced stockholder value. Thus, stock options are used to provide the executive management team with a strong incentive to perform in a manner that will benefit the long-term success of the Company and its stockholders.

     PERFORMANCE BONUSES AND STOCK OPTIONS. The Company supplements base compensation with awards of compensation performance bonuses in the form of cash and stock options. In establishing bonuses for the fiscal year ended June 30, 1997, the Board sought to reward the extraordinary efforts undertaken by several of its key executive officers and achievements made by them in accomplishing successfully the many transitions occurring during this period.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Paolino, in his capacity as Chairman of the Board, Chief Executive Officer, and President, participates in the same compensation programs as the other executive officers. The Committee has targeted Mr. Paolino's total compensation, including base compensation, bonuses, and stock options, at a level it believes is competitive with the amount paid by the Company's competitors and companies in turnaround situations. Mr. Paolino joined the Company in June 1996 at a base salary of $150,000. Following a competitive compensation analysis conducted by Coopers & Lybrand, the Compensation Committee reviewed Mr. Paolino's salary in the context of (i) the Company's performance and growth discussed above, and (ii) compensation packages of chief executive officers at comparable companies. Based on this review, the Compensation Committee increased Mr. Paolino's salary to $350,000, a level that was determined to be more analogous with competition and to more adequately compensate Mr. Paolino for his services and contributions to the success of the Company.

          The Compensation Committee of the Board of Directors

                         Louis D. Paolino, Jr.
                         George O. Moorehead
                         Kenneth C. Leung

                               PERFORMANCE GRAPH

     The following line graph and table compare, for the five most recently concluded fiscal years, the yearly percentage change in the cumulative total shareholder return, assuming reinvestment of dividends, on the Company's Common Stock with the cumulative total return of companies on the NASDAQ and an index comprised of certain companies in the solid waste industry (the "Selected Peer Group Index")./1/



               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG EASTERN ENVIRONMENTAL SERVICES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                               AND A PEER GROUP

                           [LINE GRAPH APPEARS HERE]

                             [PLOT POINT TO COME]


* $100 INVESTED ON 6/30/92 IN STOCK OR INDEX - INCLUDING INVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

----------------------------
1. The Selected Peer Group Index is comprised of securities of the following companies: Browning-Ferris Industries, Inc., Waste Management, Inc., U.S.A. Waste Services, Inc., Allied Waste Industries, Inc., and Superior Services, Inc.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted by the graph above. The Company neither makes nor endorses any predictions as to future stock performance.

                Comparison of Five Year Cumulative Total Return
                  Among Eastern Environmental Services, Inc.,
            The NASDAQ Market Index, and Selected Peer Growth Index


                                ------------------------------------------
                                        6/92  6/93  6/94  6/95  6/96  6/97

Eastern Environmental Svcs    EESI       100    42    68    68   335   826

Peer Group                    PEER (1)   100   102    93   106   114   126

NASDAQ Stock Market (U.S.)    NAS        100   126   127   169   218   265


     The Performance Graph set forth above shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this selection by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 1996, the Company elected a new Board of Directors as a result of the acquisition of 500,000 shares of Common Stock from William C. Skuba by Louis
D. Paolino, Jr., George O. Moorehead, Environmental Opportunities Fund, L.P., and Environmental Opportunities Fund, (Cayman), L.P.. Mr. Skuba resigned as the Company's Chairman of the Board, Chief Executive Officer, and President on June 20, 1996. In connection with Mr. Skuba's resignation, the Company entered into a Severance Agreement with Mr. Skuba (the "Severance Agreement") pursuant to which virtually all prior agreements between Mr. Skuba and the Company were terminated, including the Company's obligation to make certain cash payments to Mr. Skuba upon his resignation from the Company and, in consideration therefor, the Company, among other things, (i) conveyed to Mr. Skuba or a company controlled by Mr. Skuba (a) all of the outstanding capital stock of a corporation that owns certain real property located in Drums, Pennsylvania, (b) certain real and personal property located in Jasper County, South Carolina, and
(c) certain vehicles owned by the Company, (ii) transferred to Mr. Skuba certain potential business opportunities that the Company decided it had no interest in pursuing, (iii) agreed to provide Mr. Skuba with certain health insurance benefits at the Company's cost until June 1997, and (iv) agreed to indemnify Mr. Skuba to the extent provided by the Company's Certificate of Incorporation and to maintain director and officer liability insurance for him until June 2002.

     In June 1996, the Company and Mr. Skuba entered into a consulting agreement (the "Consulting Agreement"), whereby Mr. Skuba has agreed to serve as a general advisor and consultant to the Company on matters relating to the Company's acquisition program. In consideration for performing these services, the Company has agreed to reimburse Mr. Skuba for his secretarial support and reasonable expenses incurred in connection with them, as well as a car allowance. When Mr. Skuba is instrumental in locating an acquisition which the Company closes, the Company pays Mr. Skuba a commission mutually agreed upon by the Company and Mr. Skuba. The initial term of the Consulting Agreement was for a period of six months, which has been extended to December 31, 1997.

     In December 1995 and May 1996, Glen Miller and Willard Miller, executive officers of the Company, executed promissory notes in favor of Super Kwik, Inc. in the principal amounts of $83,741 and $350,902, respectively. The notes bear interest at the rate of six percent per annum and become due and payable on December 30, 2005 and May 1, 2006, respectively. The total principal amount outstanding under the notes at June 30, 1997 was $432,902. The Company acquired Super Kwik, Inc. in September 1996.

     In connection with the Company's acquisition of Super Kwik in September 1996, the Company executed a $750,000 mortgage note in favor of Spruce Avenue Associates, a general partnership whose partners are Glen Miller and Willard Miller. The note bears interest at the rate of ten percent per annum, payable semi-annually, and the principal amount becomes due and payable on September 27, 1999. The note is secured by a mortgage on certain real property of the Company located in Voorhees, New Jersey. The principal amount outstanding under the mortgage note at June 30, 1997 was $750,000.

     Robert M. Kramer, the company's General Counsel, Executive Vice President, and Secretary, is engaged in the practice of law through Robert M. Kramer & Associates, P.C., a professional corporation owned by Mr. Kramer, which has rendered legal services to the Company since June 1996. The Company has paid such corporation approximately $93,740 since July 1, 1996.

     Kenneth Leung, a director and nominee for the Company, is a managing Director of Sanders Morris Mundy Inc., which has provided financial advisory services for the Company and acted as placement agent in connection with a private placement of 2,500,000 shares of Common Stock by the company for $4.00 per share in August 1996. In connection therewith, Sanders Morris Mundy received a warrant to purchase 156,250 shares of Common Stock at an exercise price of $5.00 per share and a placement fee of $650,000. In the private placement, Environmental Opportunities Fund, L.P. and Environmental Opportunities Fund (Cayman), L.P., for which Environmental Opportunities Management Company, L.L.C., in which Sanders Morris Mundy holds a 75% membership interest, serves as the sole general partner, purchased an aggregate of 750,000 shares of Common Stock. Sanders Morris Mundy also acted as an underwriter in the public offering of 5,175,000 shares of Common Stock in August 1997.

     Certain other transactions involving the Company and in which its Chairman, Chief Executive Officer, and President had a direct or indirect material interest are described above under the caption "Compensation Committee Interlocks and Insider Participation."

                                 OTHER MATTERS

Stockholder Proposals

     In order to be eligible for inclusion in the Company's proxy materials for the 1998 Annual Meeting of Stockholders, stockholders' proposals to take action at such meeting must comply with applicable Securities and Exchange Commission rules and regulations, must be directed to the Secretary of the Company at the Company's offices set forth on page one of this Proxy Statement, and must be received by the Company no later than December 10, 1997.

Other Business

     The Board of Directors knows of no matters to be presented for action at the Meeting other than those set forth in the attached notice and customary procedural matters. However, if any other matters should properly come before the Meeting or any adjournments or postponements thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules of the Securities and Exchange Commission, in accordance with the judgment of the persons voting such proxies.

Additional Information

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission. Such reports, proxy statements, and other information may be inspected and copied at the offices of the Commission, Route 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, and the following Regional Offices of the Commission: Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy statements, and other information regarding registrants that are filed electronically with the commission, and the address of such site is (http://www.sec.gov).

Miscellaneous

     A copy of the Company's 1997 Annual Report to Stockholders is being mailed simultaneously herewith to stockholders but is not to be regarded as proxy solicitation material.


     The Company, upon request, will furnish to record and beneficial holders of its Common Stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for the fiscal year ended June 30, 1997. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to John W. Poling, Investor Relations, at the offices of the Company set forth on page one of this Proxy Statement.


                              BY ORDER OF THE BOARD OF DIRECTORS

                              ROBERT M. KRAMER
                              Secretary


Mt. Laurel, New Jersey
_________________ ____, 1997

                                   Appendix A
                                   ----------

          "...The aggregate number of shares of undesignated Preferred Stock, par value $.01 per share, which the Corporation shall have authority to issue is 50,000,000 shares.

          No holder of any of the shares of Stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or
          (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or (3) bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

          The powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights are as follows:

                                     PART I

                          UNDESIGNATED PREFERRED STOCK

          1. Issuance in Series.  Shares of Preferred Stock may be issued in one
             ------------------
          or more series at such time or times, and for such consideration or considerations as the Board of Directors may determine. All shares of any one series of any such Preferred Stock will be identical with each other in all respects, except that shares of one series issued at different times may differ as to dates from which dividends thereon may be cumulative. All series will rank equally and be identical in all respects, except as permitted by the following provisions of
          Section 2.

          2. Authority of the Board with Respect to Series.  The Board of
             ---------------------------------------------
          Directors is authorized at any time and from time to time, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of shares of Preferred Stock in one or more series and by filing a certificate pursuant to the applicable law of the State of Delaware to establish the number of shares to be included in each such series, and to fix the powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation including, but not limited to, determination of any of the following:

             (a) the distinctive serial designation and the number of shares constituting a series;

             (b) the dividend rate or rates of the shares of a series, whether dividends are cumulative and, if so, from which date, the payment date or dates for the dividends, the relative rights of priority, if any, and the participating or other special rights, if any, with respect to dividends;

             (c) the voting powers, full or limited, if any, of the shares of the series;

               (d) whether the shares of the series are redeemable and, if so, the terms and conditions on which the shares may be redeemed, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (e) the amount or amounts payable upon the shares of a series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any other class or series of the same or any other class or classes of stock of the Corporation ranking junior to that series of Preferred Stock;

               (f) whether the shares of a series are entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of that series and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

               (g) whether the shares of a series are convertible into, or exchangeable for, shares of any other class or series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

               (h) any other preferences, privileges and powers, and relative participating, optional or other special rights, and qualifications, limitations or restrictions of a series, as the Board of Directors may deem advisable and as are not inconsistent with the provisions of this Certificate of Incorporation.


          3. Dividends. Before any dividends on any class or classes of stock of
             ---------
          the Corporation ranking junior to the Preferred Stock (other than dividends payable in shares of any class or classes of stock of the Corporation ranking junior to the Preferred Stock) may be declared or paid or set apart for payment, the holders of shares of Preferred Stock of each series are entitled to such cash dividends, but only when and as declared by the Board of Directors out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issue of the series, payable on such dates in each year as may be fixed in the resolution or resolutions. The term "class or classes of stock of the Corporation ranking junior to the Preferred Stock" means the Common Stock and any other class or classes of stock of the Corporation hereafter authorized which rank junior to the Preferred Stock as to dividends or upon liquidation, dissolution or winding up of the Corporation.

          4. Reacquired Shares.  Shares of Preferred Stock which have been
             -----------------
          issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) will have the status of authorized and unissued shares of Preferred Stock and may be reissued.

          5. Voting Rights.  Unless and except to the extent otherwise required
             -------------
          by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Part I, the holders of Preferred Stock shall have no voting power with respect to any matter whatsoever.

                                    PART II

                                 COMMON STOCK

          1. Junior to Preferred Stock.  The Common Stock shall rank junior to
             -------------------------
          the Preferred Stock with respect to payment of dividends and distribution on liquidation, dissolution or winding up of the Corporation.

          2. Voting Rights.  Except as expressly provided by law, or as
             -------------
          otherwise provided in Part I above, all voting rights shall be vested in the holders of the Common Stock. At each meeting of stockholders of the Corporation, each holder of Common Stock shall be entitled to one vote for each such share on each matter to come before the meeting, except as otherwise provided in this Certificate of Incorporation or by law.

          3. Dividends.  After all accumulated and unpaid dividends upon all
             ---------
          shares of Preferred Stock for all previous dividend periods shall have been paid and full dividends on all shares of Preferred Stock for the then current dividend period shall have been declared and a sum sufficient for the payment thereof set apart therefor, and after or concurrently with the setting aside of any and all amounts then or theretofore required to be set aside for any sinking fund obligation or obligation of a similar nature in respect of any class or series of preferred stock or any other class or series of stock having preferential dividend rights, then and not otherwise, dividends may be declared upon and paid to the holders of the Common Stock to the exclusion of the holders of the Preferred Stock.

          4. Rights Upon Liquidation.  In the event of voluntary or involuntary
             -----------------------
          liquidation or dissolution or winding up of the Corporation, after payment in full of amounts, if any, required to be paid to the holders of shares of stock having preferential liquidation rights, including without limitation the holders of the Preferred Stock, the holders of the Common Stock shall be entitled, to the exclusion of the holders of shares of stock having preferential liquidation rights, including without limitation the holders of the Preferred Stock, to share ratably in all remaining assets of the Corporation."

                     EASTERN ENVIRONMENTAL SERVICES, INC.
                            1997 STOCK OPTION PLAN

                      Effective Date:  November 14, 1997

                Approved by Shareholders: _____________________

                                  Appendix B
                                  ----------

          EASTERN ENVIRONMENTAL SERVICES, INC. 1997 STOCK OPTION PLAN


ARTICLE I...........................................................   1
     PURPOSE AND EFFECTIVE DATE.....................................   1
          (S) 1.1  Purpose..........................................   1
          (S) 1.2  Effective Date and Expiration of Plan............   1

ARTICLE II..........................................................   1
     DEFINITIONS....................................................   1
          (S) 2.1  "Board"..........................................   1
          (S) 2.2  "Cause"..........................................   1
          (S) 2.3  "Code"...........................................   1
          (S) 2.4  "Committee"......................................   1
          (S) 2.5  "Company"........................................   2
          (S) 2.6  "Company Stock"..................................   2
          (S) 2.7  "Effective Date".................................   2
          (S) 2.8  "Eligible Individual"............................   2
          (S) 2.9  "Fair Market Value"..............................   2
          (S) 2.10  "Incentive Stock Option"........................   2
          (S) 2.11  "Non-Employee Director".........................   2
          (S) 2.12  "Nonqualified Stock Option".....................   3
          (S) 2.13  "Option"........................................   3
          (S) 2.14  "Option Price"..................................   3
          (S) 2.15  "Optionee"......................................   3
          (S) 2.16  "Personal Representative".......................   3
          (S) 2.17  "Plan"..........................................   3
          (S) 2.18  "Related Corporation"...........................   3
          (S) 2.19  "Stock Option Agreement"........................   3

ARTICLE III.........................................................   4
     ADMINISTRATION.................................................   4
          (S) 3.1  Committee to Administer..........................   4
          (S) 3.2  Powers of Committee..............................   4

ARTICLE IV..........................................................   4
     OPTIONS........................................................   4
          (S) 4.1  Eligibility for Options..........................   4
          (S) 4.2  Shares Available Under the Plan..................   5

ARTICLE V...........................................................   5
     TERMS OF OPTIONS...............................................   5
          (S) 5.1  Grant of Stock Options...........................   5
          (S) 5.2  Period of Option.................................   5
          (S) 5.3  Stock Option Agreement...........................   6
          (S) 5.4  Option Price, Exercise and Payment...............   6
          (S) 5.5  Limitations on Incentive Stock Options...........   7
          (S) 5.6  Termination of Employment or Service.............   8
          (S) 5.7  Shareholder Rights and Privileges................   9


ARTICLE VI..........................................................   9
     MISCELLANEOUS PROVISIONS.......................................   9
          (S) 6.1  Nontransferability...............................   9
          (S) 6.2  Adjustments Upon Changes in Stock................  10
          (S) 6.3  Amendment, Suspension, and Termination of Plan...  11
          (S) 6.4  Nonuniform Determinations........................  12
          (S) 6.5  General Restriction..............................  12
          (S) 6.6  No Right To Employment...........................  12
          (S) 6.7  Governing Law....................................  12
          (S) 6.8  Application of Funds.............................  13

          EASTERN ENVIRONMENTAL SERVICES, INC. 1997 STOCK OPTION PLAN


                                   ARTICLE I

                          PURPOSE AND EFFECTIVE DATE

     (S) 1.1 Purpose. The purpose of the Plan is to provide incentives, through the grant of stock options, for selected employees, directors, and consultants of the Company and Related Corporations to promote the long-term growth and financial success of the Company and Related Corporations.

     (S) 1.2 Effective Date and Expiration of Plan. The Plan shall be effective on the date on which it is adopted by the Board. Unless earlier terminated by the Board pursuant to Section 6.3, the Plan shall terminate on the tenth anniversary of its Effective Date. No Option shall be granted pursuant to the Plan after its termination date, but Options granted prior to the termination date may extend beyond that date.


                                  ARTICLE II

                                  DEFINITIONS

     The following words and phrases, as used in the Plan, shall have these meanings:

     (S) 2.1  "Board" means the Board of Directors of the Company.

     (S) 2.2 "Cause" means a good faith determination by the Board that an Optionee has (i) breached any material term or provision of the Optionee's employment agreement; (ii) engaged in any type of disloyalty to the Company or a Related Corporation, including without limitation fraud, embezzlement, theft, or dishonesty in the course of his employment or service to the Company and Related Corporations; (iii) been convicted of a felony; (iv) disclosed any proprietary information of the Company or a Related Corporation without the consent of the Company or the Related Corporation; or (v) breached the terms of any written confidentiality agreement or any non-competition agreement with the Company or a Related Corporation in any material respect.

     (S) 2.3  "Code" means the Internal Revenue Code of 1986, as amended.

     (S) 2.4 "Committee" means the Compensation Committee of the Board which shall consist of not less than two directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Board. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. It is intended that each member of the Committee shall be an "outside director" within the meaning of Treas. Reg. (S) 1.162-27(e)(3) or any successor thereto, and shall be a Non-Employee Director. Notwithstanding the foregoing, if the Committee does not consist solely of two
(2) or more Non-Employee Directors, each Option must be approved by the full Board.

     (S) 2.5 "Company" means Eastern Environmental Services, Inc. and its successors and assigns.

     (S) 2.6 "Company Stock" means the common stock of the Company, par value $0.01 per share.

     (S) 2.7 "Effective Date" means November 14, 1997, the date the Plan is adopted by the Board.

     (S) 2.8 "Eligible Individual" means an employee, director (who may, but need not, be an employee), or consultant of the Company or a Related Corporation.

     (S) 2.9   "Fair Market Value" means, as of any specified date, an amount arrived at by a good faith determination of the Committee and shall be (i) the quoted closing price, if there is a market for Company Stock on a registered securities exchange or in an over the counter market, on the specified date;
(ii) the weighted average of the quoted closing price on the nearest date before and the nearest date after the specified date, if there are no sales on the specified date but there are sales on dates within a reasonable period both before and after the specified date; (iii) the mean between the bid and asked prices, as reported by the National Quotation Bureau on the specified date, if actual sales are not available during a reasonable period beginning before and ending after the specified date; or (iv) the value determined under such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee. Where the fair market value of the optioned shares of Company Stock is determined under
(ii) above, the average of the quoted closing prices on the nearest date before and the nearest date after the specified date is to be weighted inversely by the respective numbers of trading days between the selling dates and the specified date (i.e., the valuation date), in accordance with Treas. Reg. (S) 20.2031-
      ----
2(b)(1).

     (S) 2.10  "Incentive Stock Option" means an option within the meaning of section 422 of the Code.

     (S) 2.11  "Non-Employee Director" means a director who:

               (1)   Is not currently an officer (as defined in 17 CFR
     (S)240.16a-1(f)) of, or otherwise currently employed by, the Company or a parent or subsidiary of the Company within the meaning of 17 CFR
     (S)240.16b-3(b)(3);

               (2) Does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company within the meaning of 17 CFR (S)240.16b-3(b)(3) for services rendered as a consultant or in any other capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required under 17 CFR (S)229.404(a);

               (3) Does not possess an interest in any other transaction for which disclosure would be required pursuant to 17 CFR (S)229.404(a); and

               (4) Is not engaged in a business relationship for which disclosure would be required pursuant to 17 CFR (S)229.404(b).

     (S) 2.12 "Nonqualified Stock Option" means an option other than an Incentive Stock Option.

     (S) 2.13 "Option" means either a Nonqualified Stock Option or an Incentive Stock Option to purchase Company Stock which is granted under the Plan.

     (S) 2.14 "Option Price" means the price at which Company Stock may be purchased under an Option as provided in Section 5.4.

     (S) 2.15  "Optionee" means an Eligible Individual who receives an Option.

     (S) 2.16 "Personal Representative" means the person or persons who, upon the death, disability, or incompetency of an Optionee, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option theretofore granted to such Optionee.

     (S) 2.17 "Plan" means the Eastern Environmental Services, Inc. 1997 Stock Option Plan.

     (S) 2.18 "Related Corporation" means either a corporate subsidiary of the Company, as defined in section 424(f) of the Code, or the corporate parent of the Company, as defined in section 424(e) of the Code.

     (S) 2.19 "Stock Option Agreement" means an agreement entered into between an Optionee and the Company under Section 5.3.


                                  ARTICLE III

                                ADMINISTRATION

     (S) 3.1 Committee to Administer. The Plan shall be administered by the Committee. The Committee shall have full power and authority to interpret and administer the Plan, to establish and amend rules and regulations for its administration, and to make such determinations and interpretations under, or in connection with, the Plan as it deems necessary or advisable. The Committee's decisions shall be final and conclusive with respect to the interpretation of the Plan and any Option made under it. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     The Committee shall select one of its members as chairman, and shall hold meetings at such time and places as it may determine. The acts of a majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee.

     (S) 3.2  Powers of Committee.

                 (a) Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Eligible Individuals who shall receive Options, the time or times when such Options shall be granted, whether an Incentive Stock Option or a Nonqualified Stock Option shall be granted, and the number of shares to be subject to each Option.

                 (b) The Committee shall determine the terms, restrictions, and provisions of the agreement relating to each Option, including the period over which the Option shall vest and such terms, restrictions, and provisions as shall be necessary to cause certain options to qualify as Incentive Stock Options. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan.


                                  ARTICLE IV

                                    OPTIONS

     (S) 4.1 Eligibility for Options. An Option may be granted to any Eligible Individual selected by the Committee. In making this selection and in determining the form of Option and the number of shares of Company Stock subject to the Option, the Committee may give consideration to the functions and responsibilities of the respective Eligible Individual, his or her present and potential contributions to the success of the Company and Related Corporations, the value of his or her services to the Company and Related Corporations, and such other factors deemed relevant by the Committee; provided, however, that Incentive Stock Options shall not be granted to any Eligible Individual who is not an employee of the Company or a Related Corporation. The Committee may provide in an Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

     (S) 4.2 Shares Available Under the Plan. The Company Stock to be offered under the Plan pursuant to Options may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable. Subject to adjustment under Section 6.2, no more than 5,000,000 shares of Company Stock shall be issuable upon exercise of Options; provided, however, that no Eligible Individual who is an employee of the Company or a Related Corporation shall receive Options for more than 1,000,000 shares of Company Stock. Any shares of Company Stock subject to an Option which for any reason is cancelled or terminated without having been exercised shall again be available for the granting of Options; provided, however, that (i) if an Option is cancelled, the cancelled Option is counted against the maximum number of shares for which Options may be granted to an employee, and (ii) if the Option Price is reduced after the date of grant, the transaction is treated as a cancellation of an Option and the grant of a new Option for purposes of counting the maximum number of shares for which Options may be granted to an employee.


                                   ARTICLE V

                               TERMS OF OPTIONS

     (S) 5.1 Grant of Stock Options. The Committee may, from time to time, subject to the provisions of the Plan and such terms and conditions as the Committee may prescribe, grant Options to any Eligible Individual, provided that Incentive Stock Options shall not be awarded to any Eligible Individual who is not an employee of the Company or a Related Corporation. Grants of Incentive Stock Options and Nonqualified Stock Options shall be separate and not in tandem. The granting of an Option shall not be deemed either to entitle the Eligible Individual to, or to disqualify the Eligible Individual from, any participation in any other grant of Options under the Plan.

     (S) 5.2 Period of Option. Options shall be vested and exercisable in such installments and on such dates as the Committee may specify, provided that the Committee may accelerate the vesting and/or exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable. Any Option shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Subject to
Section 5.5(b) (relating to the grant of Incentive Stock Options to more-than-10% shareholders), the duration of each Option shall not be more than ten years from the date of grant.

     (S) 5.3 Stock Option Agreement. Each Option shall be evidenced by a Stock Option Agreement, in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. Each Stock Option Agreement shall specify whether the Option is an Incentive Stock Option or Nonqualified Stock Option; provided, however, if the Option is not designated in the Stock Option Agreement as an Incentive Stock Option or Nonqualified Stock Option, the Option shall constitute an Incentive Stock Option if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute a Nonqualified Stock Option.

     (S) 5.4  Option Price, Exercise and Payment.

                 (a) The Option Price of Company Stock under each Option shall be determined and fixed by the Committee at the time the Option is granted, but, subject to Section 5.5(b) (relating to the grant of Incentive Stock Options to more-than-10% shareholders), shall be a price not less than the greater of 100 percent of the Fair Market Value of Company Stock or the par value thereof at the date such Option is granted.

                 (b) Options may be exercised from time to time by giving written notice to the Company, specifying the number of shares to be purchased. No Option may be exercised for less than 100 shares unless the issue of a lesser number is enough to exhaust the Option. The notice of exercise shall be accompanied by payment in full of the Option Price for the shares being purchased.

          (c) The Option Price shall be payable in cash or its equivalent, or if the Committee, in its discretion, so provides in the related Stock Option Agreement or, in the case of Options which are not Incentive Stock Options, so determines at or prior to the time of exercise, in whole or in part:

                 (i) through the transfer to the Company of shares of Company Stock previously acquired by the Optionee, provided that, unless otherwise provided in the related Stock Option Agreement, if such shares of Company Stock were acquired through the exercise of an Incentive Stock Option and are used to pay the Option Price of an Incentive Stock Option, such shares have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or if such shares of Company Stock were acquired through exercise of a Nonqualified Stock Option or through exercise of an Incentive Stock Option and are used to pay the Option Price of a Nonqualified Stock Option, such shares have been held by the Optionee for a period of more than one year on the date of exercise;

                 (ii) through the transfer to the Company of any combination of cash, or its equivalent, and (i) above; or

                 (iii) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option.

However, in no event may the Option Price of an Option be paid through the transfer to the Company of shares of Company Stock newly acquired by the Optionee upon exercise of such Option.

          In the event such Option Price is paid in whole, or in part, with previously acquired shares of Company Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the Fair Market Value of such shares on the date of exercise (or the immediately preceding trading day if the date of exercise is not a trading day). The Company shall not issue or transfer Company Stock upon exercise of an Option until the Option Price is fully paid. If the related Stock Option Agreement so provides, the Optionee may satisfy any amount required to be withheld by the Company under applicable federal, state and/or local tax laws in effect from time to time, by electing to have the Company withhold a portion of the shares of Company Stock to be delivered for the payment of such taxes on such terms and conditions as the Stock Option Agreement specifies.

     (S) 5.5  Limitations on Incentive Stock Options.

          (a) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under this Plan and any other plan of the Company) may not exceed one hundred thousand dollars ($100,000).

          (b) If the Optionee owns more than ten percent (10%) of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an Incentive Stock Option is granted to him or her, the Option price for the Incentive Stock Option shall be not less than the greater of (i) one hundred ten percent (110%) of the Fair Market Value of the optioned shares of Company Stock on the date the Incentive Stock Option is granted, or
(ii) the par value thereof, and such Incentive Stock Option, by its terms, shall not be exercisable after the expiration of five (5) years from the date the Incentive Stock Option is granted.

          (c) The conditions set forth in this Section 5.5 shall not apply to Nonqualified Stock Options granted under the Plan.

          (d) If an Option intended to be an Incentive Stock Option is granted to an Eligible Individual and such Option may not be treated in whole or in part as an Incentive Stock Option pursuant to the limitation in (a) above, such Option shall be treated as an Incentive Stock Option to the extent it may be so treated under such limitation, and as a Nonqualified Stock Option as to the remainder. For purposes of determining whether an Incentive Stock Option would cause such limitation to be exceeded, Incentive Stock Options shall be taken into account in the order granted.

     (S) 5.6  Termination of Employment or Service.

          (a) If the employment or service as a director or consultant of an Optionee with the Company and Related Corporations terminates for a reason other than (i) Cause, (ii) retirement (in the case of an Optionee who is an employee of the Company or a Related Corporation), (iii) disability (as defined in section 22(e)(3) of the Code), or (iv) death prior to the expiration date fixed for his or her Option, such Option may be exercised at any time within three months after such termination, unless otherwise provided in the related Stock Option Agreement, to the extent of the number of shares covered by such Option which were vested and purchasable at the date of such termination, or to any greater extent permitted by the Committee; provided, however, that an Option shall not be so exercisable on any date beyond the expiration date of such Option.

          (b) If the employment or service as a director or consultant of an Optionee with the Company and Related Corporations is terminated by the Company or a Related Corporation for Cause prior to the expiration date fixed for his or her Option, such Option shall terminate immediately.

          (c) If the employment of an Optionee with the Company and Related Corporations terminates due to the Optionee's retirement prior to the expiration date fixed for his or her Option, such Option may be exercised at any time within one year following such retirement, unless otherwise provided in the related Stock Option Agreement, to the extent of the number of shares covered by such Option which were vested and purchasable at the date of such retirement, or to any greater extent permitted by the Committee; provided, however, that an Option shall not be so exercisable on any date beyond the expiration date of such Option.

          (d) If the employment or service as a director or consultant of an Optionee with the Company and Related Corporations terminates due to the Optionee's disability (as defined in section 22(e)(3) of the Code) prior to the expiration date fixed for his or her Option, such Option may be exercised at any time within one year after such termination, unless otherwise provided in the related Stock Option Agreement, to the extent of the number of shares covered by such Option which were vested and purchasable at the date of such termination, or to any greater extent permitted by the Committee; provided, however, that an Option shall not be so exercisable on any date beyond the expiration date of such Option. In the event of the Optionee's legal disability, such Option may be so exercised by the Optionee's Personal Representative.

          (e) Should an Optionee die either while in the employ or while serving as a director or consultant of the Company and Related Corporations, or after termination of such employment or service (other than for Cause), the Option rights of such deceased Optionee may be exercised by his or her Personal Representative at any time within one year after the Optionee's death, unless otherwise provided in the related Stock Option Agreement, to the extent of the number of shares covered by such Option which were vested and purchasable at the date of such death, or to any greater extent permitted by the Committee; provided, however, that an Option shall not be so exercisable on any date beyond the expiration date of such Option.

     (S) 5.7 Shareholder Rights and Privileges. An Optionee shall have no rights as a shareholder with respect to any shares of Company Stock covered by an Option until the issuance of a stock certificate to the Optionee representing such shares.

                                  ARTICLE VI

                           MISCELLANEOUS PROVISIONS

     (S) 6.1 Nontransferability. No Option shall be transferable otherwise than by will or, if the Optionee dies intestate, by the laws of descent and distribution. All Options shall be exercisable during the Optionee's lifetime only by such Optionee or his or her Personal Representative. Any transfer contrary to this Section 6.1 shall nullify the Option. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

     (S) 6.2  Adjustments Upon Changes in Stock.

               (a) The number of shares of Company Stock which may be issued under the Plan and the maximum number of shares of Company Stock with respect to which Options may be granted to any Eligible Individual who is an employee of the Company or a Related Corporation, as stated in Section 4.2 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option Price per share under such outstanding Options) shall, subject to the provisions of section 424(a) of the Code, be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

               (b) In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation or by a parent or subsidiary of such corporation; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Optionee holding an Option to be terminated not less than seven (7) days' notice prior to any such termination by reason of such a corporate transaction, and any such Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, as provided in Section 3.2(c) hereof the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

               (c) The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction; provided, however, that the Committee may not change the terms of an outstanding Incentive Stock Option in a manner that would constitute a "modification" under section 424(h) of the Code without the consent of the Optionee affected thereby.

     (S) 6.3  Amendment, Suspension, and Termination of Plan.

               (a) The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in any respect whatsoever, except that the following amendments shall require shareholder approval (given in the manner set forth in (b) below):

                     (i) With respect to Options which are Incentive Stock Options, any amendment which would: (A) increase the number of shares of Company Stock with respect to which Incentive Stock Options may be granted under the Plan, except as provided in
               Section 6.2; (B) change the class of employees eligible to receive Incentive Stock Options under the Plan; or (C) extend the termination date of the Plan with respect to any Incentive Stock Options granted hereunder; and

                     (ii) Any amendment which would require shareholder approval pursuant to Treas. Reg. (S) 1.162-27(e)(4)(vi) or any successor thereto, if compliance with Treas. Reg. (S) 1.162-27(e) or any successor thereto is intended.

Notwithstanding the foregoing, no such amendment, suspension, or termination shall alter or impair any outstanding Option without the consent of the Optionee affected thereby.

               (b)   Shareholder approval must meet the following requirements:

                     (i) The approval of shareholders must be by a majority of the outstanding shares of Company Stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware; and

                     (ii) The approval of shareholders must comply with all applicable provisions of the corporate charter, bylaws, and applicable state law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of shareholder approval in such case, the approval of shareholders must be effected:

                               (A) By a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders' meeting); or

                               (B) By a majority of the votes cast at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the plan.

               (c) With the consent of the Optionee affected thereby, the Committee may amend or modify any outstanding Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option as so modified or amended, including without limitation, to change the date or dates as of which such Option may be exercised.

     (S) 6.4 Nonuniform Determinations. The Committee's determinations under the Plan, including without limitation, (i) the determination of the Eligible Individuals to receive Options, (ii) the form, amount, and timing of such Options, (iii) the terms and provisions of such Options, and (iv) the agreements evidencing the same, need not be uniform and may be made by it selectively among Eligible Individuals who receive, or who are eligible to receive, Options under the Plan, whether or not such Optionees are similarly situated.

     (S) 6.5 General Restriction. Each Option under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Company Stock subject thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government or regulatory body, or (iii) an agreement by the Optionee with respect thereto, is necessary or desirable, then such Option shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. Without limiting the generality of the foregoing, each Optionee or his legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

     (S) 6.6 No Right To Employment. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company or any Related Corporation.

     (S) 6.7 Governing Law. With respect to any Incentive Stock Options granted pursuant to the Plan and the related Stock Option Agreements, the Plan, such Incentive Stock Options, and such related Stock Option Agreements shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Optionees under, the Plan, Options granted hereunder, and the related Stock Option Agreements.

     (S) 6.8 Application of Funds. The proceeds received by the Company from the sale of Company Stock pursuant to Options granted under the Plan shall be used for general corporate purposes. Any cash received in payment for shares upon exercise of an Option to purchase Company Stock shall be added to the general funds of the Company and shall be used for its corporate purposes. Any Company Stock received in payment for shares upon exercise of an Option to purchase Company Stock shall become treasury stock.


     IN WITNESS WHEREOF, EASTERN ENVIRONMENTAL SERVICES, INC. has caused these presents to be duly executed this ________ day of _______________, 1997.

                                  EASTERN ENVIRONMENTAL SERVICES, INC.


                                  By:
                                     --------------------------
                                          President


Attest:


-------------------------
     Secretary


111297

                      EASTERN ENVIRONMENTAL SERVICES, INC.
                               1000 CRAWFORD PLACE
                          MT. LAUREL, NEW JERSEY 08054

      PROXY - Annual Meeting of Stockholders - Wednesday, January 14, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints _________________ and _________________
as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock of Eastern Environmental Services, Inc. (the "Company") held of record by the undersigned on December 10, 1997 at the Annual Meeting of Stockholders to be held on Wednesday, January 14, 1998 or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 2, 3, 4, 5,AND 6; FOR ALL NOMINEES LISTED FOR ELECTION OF DIRECTORS; AND IN ACCORDANCE WITH THE PROXIES' JUDGEMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                 (Continued, and to be signed, on Reverse Side)
--------------------------------------------------------------------------------
                               Please mark your
                          [X]  vote as in this
                               example


1. ELECTION OF DIRECTORS


FOR all nominees listed (except as
marked to the contrary below)            [ ]


WITHHOLD AUTHORITY To vote for all
nominees listed at right                 [ ]


Nominees:  Louis D. Paolino, Jr.
           George O. Moorehead
           Kenneth C. Leung

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name below)



2. Proposal to approve and adopt the amendment to the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock.

                        FOR         AGAINST         ABSTAIN
                        [ ]           [ ]             [ ]

3. Proposal to approve and adopt the amendment to the Company's Certificate of Incorporation, as amended, to eliminate Class A Common Stock.

                        FOR         AGAINST         ABSTAIN
                        [ ]           [ ]             [ ]

4. Proposal to approve and adopt the amendments to the Company's Certicate of Incorporation, as amended, to create a class of undesignated Preferred Stock.

                        FOR         AGAINST         ABSTAIN
                        [ ]           [ ]             [ ]

5. Proposal to approve and adopt the Company's 1997 Stock Option Plan.

                        FOR         AGAINST         ABSTAIN
                        [ ]           [ ]             [ ]

6. Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1998.

                        FOR         AGAINST         ABSTAIN
                        [ ]           [ ]             [ ]

In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE                                        DATE
          -----------------------------------        -----------------------

SIGNATURE                                        DATE
          -----------------------------------        ------------------------

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign with full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.